EXHIBIT 10.22

TERMINATION AGREEMENT

This Termination Agreement (The “Agreement”) is made affective as of February 26, 2016, by and between Cosmos Holding Inc., a Nevada corporation (the “Company”) and Grigorios Siokas, an individual residing in Thessaloniki, Greece (the “Executive”), collectively, the “Parties” and individually a “Party”.

WITNESSETH

WHEREAS, the Parties entered into an Exclusive Cooperation Agreement (the “ECA”) dated as of April 30 2014;

WHEREAS, on February 26, 2016, the Executive became Chief Executive Officer, Chief Financial Officer and a director of the Company;

WHEREAS, all rights and obligations of the Parties ended upon the Executive being an executive officer of the Company, and

WHEREAS, the Parties desire to memorandize the termination of the ECA.

Now THEREFORE, in consideration of the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.	The Parties agree and acknowledge the Exclusive Cooperation Agreement terminated as of February 26, 2016, upon the Executive becoming an executive officer of the Company.

2.	The Parties agree that the Company does not owe the Executive any compensation under the ECA.

3.	All rights and obligations of the Parties under the ECA were terminated as of February 26, 2016.

4.	This Agreement constitutes and embodies the full and complete understanding and agreement of the Parties with respect to the ECA and supersedes all prior understandings and agreements whether oral or written between the Company and the Executive.

IN WITNESS WHEREAS, the Parties hereto have signed this Agreement effective as of the date first written.

COSMOS HOLDING INC.

By:	/s/ Demetrios Demetriades
Demetrios Demetriades

EXECUTIVE:

/s/ Grigorios Siokas
Grigorios Siokas